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Exhibit 23.3

October 13, 2009

Dollar General Corporation
100 Mission Ridge
Goodlettsville, TN 37072
Attention: Susan S. Lanigan, General Counsel

  Re:
  Consent to be Named in Registration Statement

Ladies and Gentlemen:

        The undersigned hereby consents to be named as a director nominee of Dollar General Corporation (the "Company") in any of the Company's SEC filings and agrees to serve as such.

Sincerely yours,
/s/ WILLIAM C. RHODES, III William C. Rhodes, III

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  Exhibit 23.3